UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013 (September 26, 2013)

ENDURO ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-35333	45-6259461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

919 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(713) 483-6792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 26, 2013, Enduro Royalty Trust (the “Trust”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among Enduro Resource Partners LLC (“Enduro”), the Trust and the underwriters named therein (the “Underwriters”), with respect to the sale (the “Offering”) by Enduro of 11,200,000 trust units representing beneficial interests in the Trust (“Trust Units”) at a price of $13.85 per Trust Unit ($13.296 per Trust Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, Enduro also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,680,000 Trust Units to cover over-allotments, if any, on the same terms. The Trust will not receive any proceeds from the Offering.

The material terms of the Offering are described in the prospectus supplement, dated September 26, 2013 (the “Prospectus Supplement”), filed by the Trust and Enduro with the United States Securities and Exchange Commission (the “Commission”) on September 27, 2013 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-188864) filed by the Trust and Enduro on May 24, 2013. The Trust was required to file the registration statement and to enter into the Underwriting Agreement by the terms of the Registration Rights Agreement dated as of November 8, 2011, as amended on November 8, 2012, between Enduro and the Trust.

The Underwriting Agreement contains customary representations, warranties and agreements of the Trust and Enduro, and customary conditions to closing, obligations of the parties and termination provisions. The closing of the transactions contemplated by the Underwriting Agreement occurred on October 2, 2013. The Trust and Enduro have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described in the section entitled “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Trust and Enduro, for which they received or will receive customary expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01	Other Events.

The Trust is filing the opinion of Latham & Watkins LLP relating to tax matters, a copy of which is filed as Exhibit 8.1 hereto, in connection with the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 26, 2013 among Enduro Resource Partners LLC, Enduro Royalty Trust and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

8.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enduro Royalty Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Mary Jo Davis
Mary Jo Davis Vice President

Date: October 2, 2013

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 26, 2013 among Enduro Resource Partners LLC, Enduro Royalty Trust and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

8.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).